 [HJ & Associates, L.L.C. Letterhead - see attached pdf exhibit]

April 12, 2010

Gordon Muir
Chief Executive Officer
Alphatrade.com
930 West First Street
North Vancouver, British Columbia
V7P2N4 Canada

Dear Mr. Muir:

This is to confirm that the client-auditor relationship between Alphatrade.com (Commission File Number 000-53672) and HJ & Associates, LLC, independent accountants, has ceased.

Sincerely,

HJ & Associates, LLC

cc:    Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 11-3
        450 Fifth Street, N.W.
        Washington, D.C.  205499